Exhibit 10.1

AMENDMENT NO. 1
TO
CREDIT AND GUARANTY AGREEMENT

         AMENDMENT NO. 1, dated as of September 11, 2001 (this "Amendment"), to the Credit and Guaranty Agreement (the "Credit Agreement"), dated as of October 31, 2000, (as it may be amended, restated, supplemented or otherwise modified from time to time), by and among GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation ("Borrower "), as Borrower and, NUVOX, INC., (formerly known as Gabriel Communications, Inc.) a Delaware corporation ("Parent"), as a Guarantor, GABRIEL COMMUNICATIONS PROPERTIES, INC., a Delaware corporation ("Holding Company"), as a Guarantor, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner, and Syndication Agent, FIRST UNION NATIONAL BANK, as Administrative Agent and Collateral Agent, BARCLAYS BANK PLC, as Documentation Agent, and CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent.

RECITALS:

         WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;

         WHEREAS, Parent, Holding Company, Borrower, the Lenders and Agents wish to amend the Credit Agreement on certain terms as described herein;

         WHEREAS, the Parent expects to raise aggregate net cash proceeds of no less than $75 million by the issuance of certain preferred stock and warrants as more particularly described in the Confidential Preliminary Private Placement Memorandum dated August 24, 2001, the principal terms of which are set out in Exhibit A hereto (the "Equity Issuance");

         WHEREAS, in consideration of the Parent contributing such net cash proceeds to Holding Company as Paid-In Borrower Capital, the Lenders and Agents agree to amend the Credit Agreement as hereinafter described;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Credit Party, each Lender and each Agent party hereto agrees as follows:

SECTION 1.     AMENDMENT

         As of the Amendment No. 1 Effective Date (as defined in Section 2 hereof), the Credit Agreement shall be amended as set forth in this Section 1.

         1.1         Section 1.1 of the Credit Agreement is hereby amended by inserting each of the following definitions in the appropriate alphabetical order:

        ""Access Lines Per New Customer" means, for any Fiscal Quarter, the ratio of (i) the number of Access Lines installed in such Fiscal Quarter which are for New Customers divided by (ii) the number of New Customers added in such Fiscal Quarter."

        ""Adjusted Revenues" means, for any Fiscal Quarter, the revenues for such Fiscal Quarter, minus the sum of (i) resale revenues other than revenues generated by services provided by UNE-P lines, (ii) carrier access billing revenues and (iii) reciprocal compensation revenues."

        ""Amendment No. 1" means Amendment No. 1 to this Agreement, dated as of September 11, 2001, by and among Borrower, Holding Company, Parent, certain Subsidiaries of the Borrower and the Lenders and Agents party thereto."

""Amendment No. 1 Effective Date" means the "Amendment No. 1 Effective Date" as such term is defined in Amendment No. 1, Section 2."
""Available Cash" means the sum as at each calculation date of (i) the unused Commitments and (ii) Cash and Cash Equivalents on hand at Borrower and Holding Company."

        ""Days Sales Outstanding" means for any Fiscal Quarter (i) accounts receivable as of the end of such Fiscal Quarter multiplied by (ii) 365 divided by (iii) the product of (a) 4 multiplied by (b) the Revenues for such Fiscal Quarter.

        ""Equity Issuance" means the Parent's issuance of certain units of preferred stock and warrants at $1.50 per unit, as more particularly described in the Confidential Preliminary Private Placement Memorandum dated August 24, 2001, to raise aggregate net cash proceeds of no less than $75 million, the principal terms of which are set out in Exhibit A to Amendment No. 1."

""Gross Profit" means for any Fiscal Quarter the Revenues minus the cost of sales for such Fiscal Quarter as determined in accordance with GAAP."
""New Customer" means each new billing name activated for customer billing purposes."

        ""Total Acquisition Cost Per New Customer" means for any Fiscal Quarter the ratio of (i) Total Acquisition Costs for such Fiscal Quarter divided by (ii) the number of New Customers added in such Fiscal Quarter."

                ""Total Acquisition Costs" means for any Fiscal Quarter all sales and marketing expenses for such Fiscal Quarter plus the actual cost of customer premise equipment installed for New Customers in such Fiscal Quarter."

        1.2         The following definitions in Section 1.1 of the Credit Agreement are hereby deleted and replaced with the following:

        ""Access Lines" shall mean the total number of DS-O equivalent lines installed and activated, for customer billing purposes, that are being used to provide voice or data telecommunications service to non-residential customers of Borrower and its Subsidiaries, including on-switch lines and UNE-P lines, but excluding any other form of resale lines."

        ""Applicable Margin" means 4.50% per annum with respect to Eurodollar Rate Loans and 3.50% per annum with respect to Base Rate Loans provided that at any time (i) when the Borrower has delivered a Compliance Certificate and applicable financial statements confirming that the Borrower EBITDA for the most recent Fiscal Quarter is greater than zero or (ii) after the later of (a) the date on which commercial operation has been commenced in at least twenty-one (21) markets and the Borrower has delivered a Compliance Certificate and applicable financial statements confirming that the annualized quarterly gross revenues of the Borrower and its Subsidiaries exceeds $175,000,000 and (b) twelve months after the Closing Date, the Applicable Margin shall be adjusted in accordance with the following pricing grid, based on the Total Borrower Leverage Ratio:

Total Borrower Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans
> 10.0:1.00	4.25%	3.25%
< 10.0:1.00 > 8.0:1.00	4.00%	3.00%
< 8.0:1.00 > 6.00:1.00	3.75%	2.75%
< 6.00:1.00 > 4.00:1.00	3.50%	2.50%
< 4.00:1.00	3.25%	2.25%

        No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Total Leverage Ratio. At any time when the Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Total Borrower Leverage Ratio were in excess of 10.0:1.00. Within one Business Day of receipt of the applicable information as and when required under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date."

        ""Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of (i) Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Borrower's Subsidiaries and (ii) Holding Company's Telecommunications Assets (other than any Securities or assets of any Unrestricted Subsidiary), in each case other than (x) inventory (or other assets, including surplus capacity on a telecommunications network or dark fiber in the ordinary course of business) sold or leased in the ordinary course of business, (y) disposals of obsolete, worn out or surplus property which Parent deems no longer needed or useful in the conduct of the Telecommunications Business of Holding Company and its Subsidiaries and (z) sales of assets for consideration of less than $1,000,000 in the aggregate in any Fiscal Year."

        ""Available Proceeds Amount" means, as of any date of determination, without double counting and in respect of each Investment, after having given effect to all other Investments to be effected on such date, an amount equal to (i) 50% of the aggregate net cash proceeds of equity issuances by Parent after the Amendment No. 1 Effective Date contributed as common equity to Holding Company; plus (ii) the sum of (a) the net cash proceeds received by Holding Company in respect of the sale of any Unrestricted Subsidiary and (b) the proceeds of cash dividends declared and paid to Holding Company by any Unrestricted Subsidiary; minus (iii) the Available Proceeds Usage Amount. Notwithstanding the foregoing, the Available Proceeds Amount shall be deemed to be reset to zero on the Amendment No. 1 Effective Date, and the Equity Issuance shall not be deemed to give rise to any Available Proceeds Amount."

        ""Available Proceeds Usage Amount" means, as of any date of determination, without double counting, a cumulative amount equal to the sum of : (i) the cumulative amount of Capital Expenditures made by Holding Company after the Amendment No. 1 Effective Date pursuant to the final proviso of Section 6.6(e); plus (ii) the cumulative amount of Investments made by Holding Company after the Amendment No. 1 Effective Date pursuant to Section 6.5(l); plus (iii) the cumulative amount of Investments made by Holding Company in Unrestricted Subsidiaries after the Amendment No. 1 Effective Date pursuant to Sections 6.5(m), 6.18 and 6.21; plus (iv) the aggregate cash portion of the purchase price paid in connection with Permitted Acquisitions after the Amendment No. 1 Effective Date made in the amounts described in clause (viii)(b) of the definition of Permitted Acquisition."

        ""Borrower Net Income" means, for any period, (i) the net income (or loss) of Holding Company and its Subsidiaries (other than GCI Transportation Company L.L.C.) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus, to the extent included in (i), (ii) (a) the income of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses."

        ""Delayed Draw Term Loan Maturity Date" means the earlier of (i) September 30, 2006 and (ii) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise."

        ""Nortel Networks Loans Maturity Date" means the earlier of (i) September 30, 2006 and (ii) the date that all Nortel Networks Loans shall become due and payable in full hereunder, whether by acceleration or otherwise."

        ""Permitted Acquisition" means the acquisition of the three acquired entities referred to in the letter from Parent to Lenders dated June 11, 2001, a copy of which is attached as Exhibit B to Amendment No. 1, and any other acquisition by the Borrower or any Wholly Owned Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided, with respect to such other acquisitions,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
(iii) in the case of the acquisition of Capital Stock, (A) all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law), acquired or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition shall be owned 100% by Borrower or a Guarantor Subsidiary thereof, and (B) Parent, Holding Company and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 5.9, as applicable;

(iv) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such acquisition, Sections 6.6, 6.7, 6.8 and 6.22, as applicable;

(v) Borrower shall have delivered to Administrative Agent (which Administrative Agent shall promptly furnish to the Lenders) (A) at least 10 Business Days prior to such proposed acquisition, a Compliance Certificate evidencing pro forma compliance with Sections 6.6, 6.7, 6.8 and 6.22, as applicable, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate pro forma compliance with Sections 6.6, 6.7, 6.8 and 6.22, as applicable;

(vi) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of the Amendment No. 1 Effective Date or such other lines of business as may be consented to by Requisite Lenders;

(vii) the principal operations of all Persons, assets or divisions acquired shall be located either (I) in the Initial Borrower Markets or (II) in one of the Pre-approved Borrower Markets (other than those located in New Mexico, Texas, Wisconsin or Minnesota) designated in writing by the Borrower to the Administrative Agent or (III) in an Other Market or Pre-approved Borrower Market located in New Mexico, Texas, Wisconsin or Minnesota designated by Borrower in writing to Administrative Agent and approved by Requisite Lenders in their absolute discretion; provided in each case (A) the principal operations, assets or divisions acquired are related to Borrower’s Telecommunications Business, (B) the Borrower shall provide the Syndication Agent and the Administrative Agent with a revised Financial Plan in form and substance reasonably satisfactory to the Syndication Agent and Administrative Agent, which revised Financial Plan demonstrates that (1) the Borrower’s business in all proposed and existing Geographic Markets, as described in such revised Financial Plan, is fully financed and (2) each of the Borrower and the Parent is in pro forma compliance with its financial covenants as required pursuant to clause (iv) and (v) above, and (C) that the acquisition does not reduce Consolidated EBITDA on a pro forma basis as to any future Fiscal Quarter based on actual historical results with such adjustments as are consistent with Regulation S-X; and

(viii) the aggregate cash portion of the purchase price paid in connection with all such acquisitions since the Amendment No. 1 Effective Date does not exceed an amount equivalent to the sum of (a) 100% of the net proceeds of the Equity Issuance in excess of $75,000,000 up to $80,000,000, plus 50% of the net proceeds of the Equity Issuance in excess of $80,000,000 in aggregate, and (b) the Available Proceeds Amount.”

        ""Revolving Loan Commitment Termination Date" means the earliest to occur of (i) September 30, 2006, (ii) the date the Revolving Loan Commitments are permanently reduced to zero pursuant to Sections 2.10, 2.11(b) or 2.12, and (iii) the date of the termination of the Revolving Loan Commitments pursuant to Section 8.1."

        ""Revolving Loan Maturity Date" means the earlier of (i) September 30, 2006 and (ii) the date that all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise."

       ""Subject Acquisition" means a Permitted Acquisition or series of related Permitted Acquisitions by Borrower or any of its Subsidiaries for which total consideration, when aggregated with the consideration paid in respect of all other Permitted Acquisitions (A) since the Amendment No. 1 Effective Date, exceeds $5,000,000 in the aggregate or (B) since the date of the last occurrence of a Subject Acquisition, exceeds $5,000,000 in the aggregate."

        ""Subject Asset Sale" means an Asset Sale or series of related Asset Sales by Borrower or any of its Subsidiaries for which total consideration, when aggregated with the consideration paid in respect of all other Asset Sales (A) since the Amendment No. 1 Effective Date, exceeds $5,000,000 in the aggregate or (B) since the date of the last occurrence of a Subject Asset Sale, exceeds $5,000,000 in the aggregate."

        ""Tranche A Term Loan Maturity Date" means the earlier of (i) September 30, 2006 and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise."

         1.3        Section 2.1(a)(v) of the Credit Agreement is hereby amended by inserting the following at the beginning thereof:

        "Notwithstanding the following provisions of this Section 2.1(a)(v), such provisions shall terminate and be permanently unavailable to the Borrower after and including the Amendment No. 1 Effective Date."

        1.4         Section 2.4 of the Credit Agreement is hereby amended by deleting the last sentence of such Section and replacing such sentence in its entirety with the following:

“The proceeds of Nortel Networks Loans drawn on the Closing Date shall have been used solely to repay amounts owing under item (iii) of the definition of Existing Indebtedness, and the proceeds of Nortel Networks Loans thereafter shall be used solely to provide financing for the purchase of equipment licensed, manufactured or supplied by Nortel Networks and related services (including, without limitation, the installation and construction services in respect of such equipment) from Nortel Networks and related fees, charges and expenses in respect thereof to the extent incurred subsequent to the Closing Date or pursuant to TriVergent’s equipment purchase commitment contained in that certain TriVergent Amendment No. 2 to the Master Purchase Agreement dated March 7, 2000, between TriVergent and Nortel Networks; provided that after the Amendment No. 1 Effective Date the proceeds of Nortel Networks Loans shall be used solely to provide financing for the purchase of equipment licensed, manufactured or supplied by Nortel Networks and related services (including, without limitation, the installation and construction services in respect of such equipment) from Nortel Networks and related fees, charges and expenses in respect thereof to the extent incurred subsequent to the Amendment No. 1 Effective Date. After the Amendment No. 1 Effective Date, the proceeds of Loans other than Nortel Networks Loans shall not be used to purchase or reimburse the purchase cost of equipment licensed, manufactured or supplied by Nortel Networks and related services and related fees, charges and expenses in respect thereof at a time when Nortel Networks Loans are otherwise available to be borrowed for such purpose.”

        1.5         Section 2.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"2.10 Commitment Reductions/Scheduled Payments.

        (a) Scheduled Revolving Commitment Reductions. The Revolving Loan Commitments hereunder shall be permanently reduced in the percentages of the aggregate Revolving Loan Commitments as of December 31, 2003 set forth below in consecutive quarterly installments (each, a "Reduction") on the dates set forth below:

Date	Revolving Loan Commitment Reductions
December 31, 2003	2.50%
March 31, 2004	2.50%
June 30, 2004	2.50%
September 30, 2004	2.50%
December 31, 2004	3.75%
March 31, 2005	3.75%
June 30, 2005	3.75%
September 30, 2005	3.75%
December 31, 2005	5.00%
March 31, 2006	5.00%
June 30, 2006	5.00%
September 30, 2006	60.00%

Notwithstanding the foregoing, (i) such Reductions shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with Sections 2.11, 2.12 or 2.13 and (ii) the Revolving Loans, together with all amounts owing hereunder with respect thereto, shall be permanently repaid in full no later than the Revolving Loan Maturity Date.

        (b) Scheduled Tranche A Term Loan Installments, Delayed Draw Term Loan Installments and Nortel Networks Loan Installments. The principal amounts of the Tranche A Term Loan, Delayed Draw Term Loans and Nortel Networks Loans shall be repaid in the percentages of such Loans outstanding as of December 31, 2003 set forth below in consecutive quarterly installments (each, a "Tranche A Term Loan Installment", "Delayed Draw Term Loan Installment", or " Nortel Networks Loan Installment" as applicable) on the dates set forth below:

Date	Tranche A Term Loan, Delayed Draw Term Loan and Nortel Networks Loan Installments
December 31, 2003	2.50%
March 31, 2004	2.50%
June 30, 2004	2.50%
September 30, 2004	2.50%
December 31, 2004	3.75%
March 31, 2005	3.75%
June 30, 2005	3.75%
September 30, 2005	3.75%
December 31, 2005	5.00%
March 31, 2006	5.00%
June 30, 2006	5.00%
September 30, 2006	60.00%

Notwithstanding the foregoing, (i) such Tranche A Term Loan Installments, Delayed Draw Term Loan Installments and Nortel Networks Loan Installments shall be reduced in connection with any voluntary or mandatory reduction or prepayments of the Tranche A Term Loans, Delayed Draw Term Loans or Nortel Networks Loans, as applicable, in accordance with Sections 2.11, 2.12 or 2.13 and (ii) the Tranche A Term Loans, Delayed Draw Term Loans and Nortel Networks Loans, together with all other amounts owed hereunder with respect thereto, shall be permanently repaid in full no later than the Tranche A Term Loan Maturity Date, or Delayed Draw Term Loan Maturity Date or Nortel Networks Loan Maturity Date, as the case may be.”

         1.6        Section 2.12 of the Credit Agreement is hereby amended by the addition of a new subsection (f) as follows:

         "(f) Permitted Parent Debt. Borrower shall immediately prepay Loans and permanently reduce Commitments, all as set forth in Section 2.13(b), in an aggregate amount equal to the net proceeds of any issuance of Permitted Parent Debt."

         1.7        Section 2.12(a) of the Credit Agreement is hereby deleted and replaced with the following:

         "(a) Asset Sales. After the receipt by Borrower or any of its Subsidiaries, Holding Company or Parent of Net Asset Sale Proceeds, Borrower shall (and Parent shall cause Borrower to) prepay Loans and permanently reduce Commitments, all as set forth in Section 2.13(b), (i) within 5 days of receipt, with 100% of any Net Asset Sale Proceeds in excess of $20,000,000 in aggregate from the Amendment No. 1 Effective Date, (ii) within 5 days of receipt, with 50% of any Net Asset Sale Proceeds (not exceeding $20,000,000 in aggregate from the Amendment No. 1 Effective Date) and (iii) within 270 days after receipt and to the extent Borrower has not repaid pursuant to (ii) above or reinvested in Telecommunications Assets (of the general type used in the business of Parent and its Subsidiaries, as certified to Administrative Agent by Parent), with any portion of such Net Asset Sale Proceeds not so repaid or reinvested. Pending a determination whether any Net Asset Sale Proceeds shall be applied to prepay outstanding Loans and/or reduce Commitments pursuant to the preceding sentence, such Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitments pending such determination). Further, to the extent such Net Asset Sale Proceeds are reinvested as provided above, replacement Liens shall be granted to the Collateral Agent pursuant to Section 1.3 of the Pledge and Security Agreement."

         1.8        Section 2.13(b) of the Credit Agreement is hereby amended by the insertion in the first sentence thereof, following the phrase "through 2.12(c)," of the following:

"and 2.12(f)"

         1.9        Section 3.2(a) of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

"(ix) the Chief Financial Officer of the Parent shall have delivered a certificate demonstrating to the satisfaction of the Administrative Agent that, and further representing and warranting that:
(1) Parent and Borrower expect, after giving effect to the proposed borrowing, and based upon good faith determinations and projections consistent with the current Financial Plan, to be in compliance with all operating and financial covenants at the end of the current period;

(2) after giving effect to the proposed borrowing, the sum of aggregate outstanding Loans and the Letters of Credit Usage shall not exceed $175 million prior to April 1, 2002 and $200 million between April 1, 2002 and June 30, 2002 (such availability subject to the delivery of a Compliance Certificate demonstrating compliance with all operating and financial covenants as of the end of the prior period as required by Section 3.2(a)(viii) of this Agreement); and

(3) proceeds of Loans (other than Nortel Loans) are not being used to fund or reimburse the purchase cost of equipment and services from Nortel Networks, Inc. at a time when Nortel Loans are otherwise available to be borrowed for such purpose.”

         1.10        Section 5.1(a) of the Credit Agreement is hereby amended by the addition of a new subsection (v) as follows:

         "(v) Additional Quarterly Reports. As soon as practicable, and in any event no later than forty-five (45) days after the end of each Fiscal Quarter, a quarterly operational progress report in form satisfactory to the Administrative Agent setting out the number of New Customers, Access Lines Per New Customer, Days Sales Outstanding, Total Acquisition Cost per New Customer, quantity and cost of customer premise equipment installed and number of "local loops" installed (measured by adding T-1's and "EELs", excluding conversions of existing lines to "EELs")."

         1.11        Section 5.1(d) of the Credit Agreement is hereby amended by deleting the ";" on the last line thereof and adding:

“and together with each delivery of monthly reports of Parent and its Subsidiaries pursuant to Section 5.1(a), a duly executed and completed Compliance Certificate demonstrating compliance with Section 6.22;"

         1.12        Section 5.1(j) of the Credit Agreement is hereby amended by inserting the following after a "Financial Plan":

", in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent,"

         1.13        Section 5.12 of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

“Parent shall contribute the aggregate net cash proceeds of all future equity and debt issuances to Holding Company as Paid-In Borrower Capital and Holding Company shall contribute such proceeds of debt issuances to Borrower, which proceeds Borrower shall immediately apply as a mandatory prepayment as required under Section 2.12(f).”

         1.14        Section 5.15 of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

“Holding Company shall (i) at all times ensure that all Cash and Cash Equivalents at any time held by it are subject to a valid and perfected first priority Lien in favor of the Lenders, and (ii) ensure that at all times such Cash and Cash Equivalents are in bank accounts subject to the account control agreements or are otherwise subject to the securities control agreements, which agreements exist as of the Amendment No. 1 Effective Date.”

         1.15        Section 6.1 of the Credit Agreement is hereby amended by adding the following subsection:

"(h) any Interest Rate Agreements required pursuant to Section 5.11."

         1.16        Section 6.1(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "(f) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $15,000,000, provided that no more than $5,000,000 in aggregate of such amount at any time shall be in respect of Capital Leases of items which are not customer premise equipment."

         1.17       Section 6.1B of the Credit Agreement is hereby amended by deleting the last sentence of such Section and replacing such sentence in its entirety with:

"Notwithstanding the foregoing, but subject always to Section 6.8, except with the Requisite Lenders' consent, Unrestricted Subsidiaries of Holding Company shall not be able to create, incur, assume or guaranty, or otherwise become or remain liable with respect to any secured or unsecured Indebtedness, except in the case of GCI Transportation Company L.L.C. which shall be permitted to incur secured Indebtedness up to $2,760,000 on or prior to September 30, 2001."

         1.18        Section 6.4(a) of the Credit Agreement is hereby amended by deleting subsection (iv) in its entirety and inserting the phrase:

"(reserved); and"

         1.19          Sections 6.5(k), (l), and (m) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

        "(k) in the case of Borrower, promissory notes and other Indebtedness received in connection with Asset Sales permitted by Section 6.9 to an aggregate amount not to exceed $3,000,000 at any one time outstanding; provided that any such promissory note (or series of related promissory notes) payable in a principal amount equal to or greater than $250,000 shall have been delivered to the Administrative Agent to be held as Collateral pursuant to the Pledge and Security Agreement; and, in the case of Holding Company, promissory notes and other Indebtedness received in connection with the sale of any Unrestricted Subsidiary;

        (l) other cash Investments by Holding Company (other than Investments referred to in Section 6.5(m)) in an amount not to exceed the lesser of the Available Proceeds Amount or $7,500,000; provided that (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Parent and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such Investment, Sections 6.6, 6.7, 6.8 and 6.22, as applicable, (iii) such Investment is subject to a Lien (junior only to Permitted Encumbrances) granted to the Collateral Agent pursuant to Section 1.3 of the Pledge and Security Agreement, and (iv) the sale or transfer of such Investment is not subject to any restrictions other than those imposed by this Agreement or applicable law or regulation; and

        (m) in the case of the Holding Company, following the Amendment No. 1 Effective Date, Investments in Unrestricted Subsidiaries established or acquired pursuant to Sections 6.18 or 6.21, respectively, so long as such Investments are for the routine operation and maintenance of the aircraft currently operated by GCI Transportation Company L.L.C. in an aggregate total amount in any Fiscal Year not to exceed $100,000."

         1.20         Section 6.6(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

        "(a) Minimum Adjusted Revenues. Borrower shall not permit Adjusted Revenues as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, to be less than the correlative amount indicated as set forth on Schedule 6.6(a) (in each case as such amount may be adjusted pursuant to Section 6.6(g))."

         1.21        Schedules 6.6(a), (b), (c) and (e) of the Credit Agreement are hereby deleted and replaced with the corresponding schedules attached as Annex I hereto. New Schedules 6.6(h) and 6.6(i) attached hereto as Annexes II and III, respectively, are hereby added to the Credit Agreement.

         1.22        Section 6.6(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"(d) Total Borrower Debt to Total Borrower Capitalization. At any time during Stage 1, Borrower shall not permit the ratio of Total Borrower Debt to Total Borrower Capitalization to exceed 0.40:1.00."

         1.23        Section 6.6(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

        "(g) Certain Calculations.    (i) (1) For purposes of determining compliance with the financial covenants set forth in Sections 6.6(a), (b), (c), and (h), the minimum Adjusted Revenues, minimum Access Lines, minimum EBITDA/maximum EBITDA loss, and minimum Gross Profits specified in such Sections shall be increased for any period in which a Subject Acquisition has occurred and each succeeding period thereafter by 100% of the Adjusted Revenues, Access Lines, Consolidated EBITDA and Gross Profits of the entity or assets being acquired for the then most recently completed Fiscal Quarter prior to the date of such acquisition using the historical financial statements of such entity, and the consolidated financial statements of Borrower and its Subsidiaries shall be restated on a pro forma basis as if such transaction had been consummated at the beginning of such period; and all such pro forma adjustments shall be accompanied by a Financial Officer Certification; (2) for the purposes of determining compliance with the financial covenant set forth in Section 6.6(i), the minimum Available Cash specified in such Section shall be reduced by the aggregate amount of all mandatory prepayments (and resulting Commitment reductions) pursuant to Section 2.12, but in no event shall such specified minimum Available Cash be less than $5,000,000.

                (ii) For purposes of determining compliance with the financial covenants set forth in Sections 6.6(a), (b), (c) and (h), the minimum Adjusted Revenues, Access Lines, Consolidated EBITDA, and minimum Gross Profits specified in such Sections shall be decreased for any period in which a Subject Asset Sale has occurred and each succeeding period thereafter by 100% of the Adjusted Revenues, Access Lines (if any), Consolidated EBITDA and Gross Profits of the entity or assets being sold for the then most recently completed Fiscal Quarter prior to the date of such sale and the consolidated financial statements of Borrower and its Subsidiaries shall be restated on a pro forma basis as if such transaction had been consummated at the beginning of such period; and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

         1.24         Section 6.6 of the Credit Agreement is hereby amended to add the following new sub-sections:

        "(h) Minimum Gross Profits. Borrower shall not permit Gross Profits as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, to be less than the correlative amount set forth on Schedule 6.6(h) (in each case as such amount may be adjusted pursuant to Section 6.6(g)).

         (i) Minimum Available Cash. During Stage 1, the Borrower shall not permit the amount of Available Cash to be less than the correlative amount set forth on Schedule 6.6(i), (A) as of any Credit Date, (B) as of the last day of any Fiscal Quarter and (C) for any period of more than ten consecutive Business Days during any Fiscal Quarter."

         1.25        Section 6.18(a) of the Credit Agreement is hereby amended by inserting the following at the beginning thereof before the phrase "Holding Company":

"Without the Requisite Lenders' consent, Holding Company may not establish any new Unrestricted Subsidiaries. Subject to the prior sentence,"

         1.26        Section 6 of the Credit Agreement is hereby amended by the addition of a new Section 6.22 as follows:

        "6.22 Stage 1 Operating Covenant. At any time during Stage 1, the Borrower shall not permit the number of Access Lines at the end of any month to be less than the number of Access Lines as of the end of the prior month.

         1.27        Section 10.5(a) of the Credit Agreement is hereby amended by inserting the following phrase immediately after the words "Credit Documents":

", other than Hedge Agreements with any Lender Counterparty pursuant to Section 5.11".

SECTION 2.     CONDITIONS PRECEDENT

        The provisions set forth in Section 1 hereof shall be effective as of the date (the "Amendment No. 1 Effective Date") on which each of the following conditions shall have been satisfied (or waived in accordance with Section 10.5 of the Credit Agreement):

        2.1      Parent shall have received aggregate net cash proceeds of no less than $75 million as a result of the Equity Issuance. The net of all such proceeds shall have been contributed to the Holding Company as Paid-In Borrower Capital, and the Borrower shall have repaid any Loans made after July 31, 2001 with such proceeds.

         2.2     All necessary governmental and/or third party approvals shall have been obtained.

         2.3     The payment on the Amendment No. 1 Effective Date of:

(i) the reasonable fees, expenses and disbursements in connection with the negotiation, preparation and execution of this Amendment No.1 and all outstanding fees owing Skadden, Arps, Slate, Meagher & Flom LLP;

(ii) the fees, expenses and disbursements of PricewaterhouseCoopers LLP in connection with due diligence relating to revised projections provided by the Borrower; and
(iii) such fees as shall have been agreed by the Borrower, the Syndication Agent and the Administrative Agent including, without limitation, a fee payable to each Lender consenting to and executing this Amendment No. 1 in an amount equal to 0.25% of such Lender’s aggregate Commitments; and

         2.4        No Default or Event of Default shall have occurred under the Credit Agreement or result as a consequence of the amendments and transactions contemplated hereby.

         2.5        Since December 31, 1999 no event or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         2.6        The Syndication Agent and the Administrative Agent shall have completed and continue to be satisfied with their due diligence review of the Parent and its Subsidiaries.

         2.7        The execution and delivery in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent of opinions of counsel to the Parent as may be reasonably requested.

         2.8        The execution and delivery of definitive documentation in respect of the Equity Issuance that the Administrative Agent and Syndication Agent shall have acknowledged is substantially on the terms set out in Exhibit A hereto (such acknowledgement not to be unreasonably withheld or delayed).

SECTION 3.     REPRESENTATIONS AND WARRANTIES

         In order to induce the Agents and Lenders to enter into this Amendment No. 1, each Credit Party represents and warrants to each Agent and each Lender, that:

         3.1        As of the Amendment No. 1 Effective Date, each of the representations and warranties contained in each of the Credit Documents is true, correct and complete in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

         3.2         As of the Amendment No. 1 Effective Date, each and every Credit Party has all requisite power to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment No. 1, and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Amendment No. 1 has been duly authorized by all necessary action on the part of each Credit Party that is a party to this Amendment No. 1.

         3.3        The execution, delivery and performance by each of the Credit Parties to this Amendment No. 1 and the consummation of the transactions contemplated by this Amendment No. 1 do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any of the Credit Parties, any Governmental Authorization, any of the Organizational Documents of Parent or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party, (c) result in or require the creation or imposition of any Lien upon any of the material properties or assets of any Credit Party or any of its Subsidiaries (other than any Liens created under this Amendment No. 1 or any of the other Credit Documents in favor of Collateral Agent on behalf of the Secured Parties) or (d) require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any Person under any Contractual Obligation; except for such registration, consent or approval obtained by the Amendment No. 1 Effective Date and disclosed in writing to Lenders.

         3.4        This Amendment No. 1 has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

SECTION 4.      MISCELLANEOUS

         4.1        This Amendment No.1 shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

         4.2        Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the Notes to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment No. 1 and the Credit Agreement shall be read together and construed as a single instrument. Each Credit Party hereby (a) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Credit Documents (including without limitation all guarantees and grants of security interests contained therein) and all of its obligations thereunder, and (b) agrees and admits that it has no defenses to or offsets against any of its obligations to any Agent or any Lender under the Credit Documents.

         4.3        In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         4.4        Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         4.5        THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF EXCEPT AS TO MATTERS OF CORPORATE GOVERNANCE, WHICH SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION OF INCORPORATION OR ORGANIZATION OF THE SUBJECT PERSON.

         4.6        To facilitate reference to the provisions of the Credit Agreement, as amended by this Amendment No. 1, each Lender executing this Amendment No. 1 hereby authorizes Administrative Agent, on its behalf, to enter into an amendment and restatement of the Credit Agreement, at the Administrative Agent's option, as amended by this Amendment No. 1; provided that any such amendment and restatement shall be distributed to each Lender.

         4.7        This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment No. 1 shall become effective upon the execution of a counterpart hereof by each of the Borrower, each other Credit Party, the Administrative Agent, the Syndication Agent and Requisite Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         4.8        The Lenders executing this Amendment No. 1 hereby acknowledge that they are not aware of the existence of any Default or Event of Default as of the Amendment No. 1 Effective Date.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GABRIEL COMMUNICATIONS FINANCE COMPANY, as Borrower
By:
Name: Title:
NUVOX, INC. (formerly known as GABRIEL COMMUNICATIONS, INC.), as Parent
By:
Name: Title:
GABRIEL COMMUNICATIONS PROPERTIES, INC., as Holding Company
By:
Name: Title:
NUVOX COMMUNICATIONS OF ARKANSAS, INC.
By:
Name: Title:

S-1
NUVOX COMMUNICATIONS OF ILLINOIS, INC.
By:
Name: Title:
NUVOX COMMUNICATIONS OF INDIANA, INC.
By:
Name: Title:
NUVOX COMMUNICATIONS OF KANSAS, INC.
By:
Name: Title:
NUVOX COMMUNICATIONS OF MISSOURI, INC.
By:
Name: Title:
NUVOX COMMUNICATIONS OF OHIO, INC.
By:
Name: Title:

S-2
NUVOX COMMUNICATIONS OF OKLAHOMA, INC.
By:
Name: Title:
NUVOX COMMUNICATIONS OF TENNESSEE, INC.
By:
Name: Title:
NUVOX COMMUNICATIONS OF TEXAS, INC.
By:
Name: Title:
TRIVERGENT CORPORATION
By:
Name: Title:
CAROLINA ONLINE, INC.
By:
Name: Title:

S-3
INTERNET/MCR CORPORATION
By:
Name: Title:
ISAAC ACQUISITION CORP.
By:
Name: Title:
TELECO ACQUISITION CORP.
By:
Name: Title:
NUVOX COMMUNICATIONS, INC.
By:
Name: Title:
TRIVERGENT LEASING, LLC Manager: TriVergent Communications, Inc.
By:
Name: Title:

S-4
TRIVERGENT LEASING SOUTH, LLC Manager: TriVergent Communications South, Inc.
By:
Name: Title:
AMTEL ACQUISITION CORP.
By:
Name: Title:
CCN ACQUISITION CORP.
By:
Name: Title:
SHARED TELECOM SERVICES, INC.
By:
Name: Title:

S-5
GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Syndication Agent, Sole Book Runner and a Lender
By:
Authorized Signatory

S-6
FIRST UNION NATIONAL BANK, as Administrative Agent, Issuing Bank and a Lender
By:
Name: Title:

S-7
BARCLAYS BANK PLC, as Documentation Agent and a Lender
By:
Name: Title:

S-8
CIT LENDING SERVICES CORPORATION, as Co-Documentation Agent and a Lender
By:
Name: Title:

S-9
NORTEL NETWORKS INC., as a Lender
By:
Name: Title:

S-10
CIBC INC., as a Lender
By:
Name: Title:

S-11
GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender
By:
Name: Title:

S-12

ANNEX I

Schedule 6.6(a) - Stage 1 Minimum Adjusted Revenues
Fiscal Quarter Ending	Minimum Adjusted Revenues ($)
September 30, 2001	15,200,000
December 31, 2001	19,600,000
March 31, 2002	25,700,000
June 30, 2002	31,400,000
September 30, 2002	37,700,000
December 31, 2002	44,400,000
March 31, 2003	51,800,000
June 30, 2003	59,000,000

Schedule 6.6(b) - Stage 1 Minimum Access Lines
Fiscal Quarter Ending	Minimum Access Lines
September 30, 2001	107,000
December 31, 2001	132,000
March 31, 2002	162,000
June 30, 2002	196,000
September 30, 2002	233,000
December 31, 2002	272,000
March 31, 2003	313,000
June 30, 2003	356,000

A-1

Schedule 6.6(c) - Stage 1 Minimum EBITDA/Maximum EBITDA Loss
Fiscal Quarter Ending	Maximum EBITDA Loss/ Minimum EBITDA ($)
September 30, 2001	(21,500,000)
December 31, 2001	(18,500,000)
March 31, 2002	(14,100,000)
June 30, 2002	(9,800,000)
September 30, 2002	(5,300,000)
December 31, 2002	100,000
March 31, 2003	8,900,000
June 30, 2003	13,000,000

Schedule 6.6(e) - Maximum Borrower Capital Expenditures
Fiscal Year Ended	Maximum Borrower Capital Expenditures ($)
December 31, 2001	55,000,000
December 31, 2002	56,000,000
December 31, 2003	58,000,000

A-2

ANNEX II

Schedule 6.6(h) - New Stage 1 Financial Covenant
Fiscal Quarter Ending	Gross Profit ($)
September 30, 2001	3,500,000
December 31, 2001	5,800,000
March 31, 2002	11,500,000
June 30, 2002	14,900,000
September 30, 2002	18,800,000
December 31, 2002	23,200,000
March 31, 2003	30,400,000
June 30, 2003	34,400,000

A-3

ANNEX III

Schedule 6.6(i) - Stage 1 Minimum Available Cash Covenant
Fiscal Quarter Ending	Minimum Available Cash ($)
September 30, 2001	125,000,000
December 31, 2001	95,000,000
March 31, 2002	67,000,000
June 30, 2002	43,500,000
September 30, 2002	23,500,000
December 31, 2002	7,000,000
March 31, 2003	5,000,000
June 30, 2003	5,000,000